EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of General Motors Acceptance Corporation on Form S-3 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Detroit, Michigan

August 8, 1997